EXECUTION COPY

EXHIBIT 10.14

AMENDMENT NO. 1

TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December __, 2007, is entered into by and among PHENOMIX CORPORATION, a Delaware corporation (the “Borrower”), Pinnacle Ventures, L.L.C. as agent (“Agent”) for each of the lenders that is a signatory to this Amendment (individually, a “Lender” and collectively, the “Lenders”), and the Lenders.

WITNESSETH

WHEREAS, the Borrower, Agent and the Lenders are parties to that certain Loan and Security Agreement, dated as of November 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Borrower, the Agent and the Lenders are willing to amend the Loan Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENT TO LOAN AGREEMENT.

(a) Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 1.01 Commitment.

(a) Borrower promises to pay to Lenders, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Lenders to Borrower hereunder. Borrower also promises to pay to Lenders interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof. Advances shall be made not more often than monthly in amounts of no less than One Hundred Thousand Dollars ($100,000).

(b) Lenders have advanced to Borrower on November 29, 2006, a term loan in an aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), on December 29, 2006, a term loan in an aggregate principal amount of One Million Dollars ($1,000,000), and on June 26, 2007, a term loan in an aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (collectively the “Existing Advances”).

(c) Subject to the terms and conditions of this Loan Agreement, Lenders agree to advance to Borrower from time to time on or prior to May 31, 2008, additional term loans in an aggregate principal amount not to exceed Twelve Million Dollars ($12,000,000) (each, an “Additional Advance”).

The Existing Advances and the Additional Advances shall be collectively referred to herein as the “Advances”, and each, an “Advance”.”

(b) Section 5.04 of the Loan Agreement is hereby deleted and restated in its entirety as follows new Section 9.19:

Section 9.19 Equity Investment. Borrower shall permit Agent and the Lenders, at their option, to purchase in Borrower’s next round of private equity financing the securities sold in such equity financing at the same price and on the same terms as paid and received by the lead investor of the equity financing in an aggregate amount of up to the lesser of $1,000,000 or Seven and One-Half percent (7.5%) of the aggregate amount of the equity financing (the “Participation Right”). This future equity right is in addition to the $500,000 invested in the Series C in 2007. Borrower agrees that it shall notify Agent promptly upon the execution by Borrower of a term sheet or letter of intent setting forth the terms and conditions of such financing (the “Financing Notice”) and in any event within five (5) days of such execution. Agent and the Lenders shall be entitled to exercise their Participation Right by delivery of written notice thereof to Borrower; provided that such Participation Right shall expire if such notice is not delivered by Agent and/or the Lenders to Borrower within fifteen (15) days of Agent’s receipt of the Financing Notice. Agent and the Lenders may assign their Participation Right to their Affiliates upon prior written notice to Borrower.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Agents and the Lenders as follows:

(a) It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Transaction Documents to which it is a party. The execution, delivery, and performance by it of this Amendment and the performance by it of each Transaction Document to which it is a party (i) have been duly approved by all necessary action on the part of Borrower and no other proceedings are necessary to consummate such transactions on the part of Borrower; and (ii) are not in contravention of (A) any Requirement of Law applicable to Borrower; or (B) any provision of any material Contractual Obligation of Borrower; except, with respect to each of the foregoing, that which could not be reasonably expected to have a Material Adverse Effect;

(b) This Amendment has been duly executed and delivered by Borrower. This Amendment and each Transaction Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

(c) No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or Borrower’s Subsidiaries at law or in equity in any court or before any other Governmental Authority which if adversely determined (i) could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Borrower of the Transaction Documents or the transactions contemplated thereby;

(d) No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(e) The representations and warranties in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

4. CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

(b) Agent shall have received a copy of all necessary consents of shareholders of Borrower and other third parties with respect to the subject matter this Amendment and the other documents being executed in connection herewith;

(c) Agent shall have received a Warrant Purchase Agreement in the form provided by Agent and agreed to by Borrower, duly executed by Borrower;

(d) Agent shall have received the Warrant to be issued to the designee of the Lenders in form provided by Agent and agreed to by Borrower, duly executed by Borrower;

(e) The representations and warranties in this Amendment and the Loan Agreement, as amended by this Amendment, shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(f) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

6. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Transaction Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Transaction Documents, the terms and provisions of this Amendment shall control. This Amendment is a Transaction Document.

7. COUNTERPARTS; TELECOPY EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8. MISCELLANEOUS.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Transaction Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

AGENT:	BORROWER:

PINNACLE VENTURES, L.L.C.,	PHENOMIX CORPORATION
a Delaware limited liability company	a Delaware corporation

By:	/s/ Robert N. Savoie	By:	/s/ Laura Shawver

Name: Robert N. Savoie		Name: Laura Shawver, Ph. D.

Title: Chief Financial Officer		Title: Chief Executive Officer

LENDERS:

PINNACLE VENTURES II-A (SUB), L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-B, L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-C, L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-R (SUB), L.P.,

a Delaware limited partnership

By:	Pinnacle Ventures Management II, L.L.C., their general partner

By:	/s/ Robert N. Savoie

Name: Robert N. Savoie

Title: Chief Financial Officer